UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

PHILLIPS 66
(Name of Registrant as Specified In Its Charter)

Elliott Investment Management L.P.

ELLIOTT ASSOCIATES, L.P.

ELLIOTT INTERNATIONAL, L.P.

THE LIVERPOOL LIMITED PARTNERSHIP

Elliott Investment Management GP LLC

Paul E. Singer

BRIAN S. COFFMAN

SIGMUND L. CORNELIUS

MICHAEL A. HEIM

STACY D. NIEUWOUDT

GREGORY J. GOFF

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Elliott Investment Management L.P., together with the other participants named herein (collectively, “Elliott”), has filed a definitive proxy statement and accompanying GOLD proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit proxies with respect to the election of Elliott’s slate of highly qualified director candidates and the other proposals to be presented at the 2025 annual meeting of stockholders of Phillips 66, a Delaware corporation (the “Company”).

Item 1: On May 16, 2025, Elliott mailed materials to stockholders of the Company, copies of which are attached hereto in Exhibit 99.1 and incorporated herein by reference.

Item 2: Also on May 16, 2025, Elliott issued an advertisement on YouTube, a copy of which is attached hereto in Exhibit 99.1 and incorporated herein by reference.

Item 3: Also on May 16, 2025, Elliott posted materials to social media, including two audio messages. Written transcripts of the audio messages are included below, and other materials relating to the posting of the social media posts are attached hereto in Exhibit 99.1 and incorporated herein by reference.

Sigmund Cornelius Audio Message Transcript

(0:00): Hello, my name is Sig Cornelius, one of Elliott’s director nominees for Phillips 66.

(0:07): As many of you know, I spent 30 years at ConocoPhillips working in just about every department in many different locations around the world.

(0:16): In fact, I still own nearly all the shares I accumulated during my time there and continue to have a deep appreciation and respect for not only the company but its employees.

(0:28): As a potential new director, my goal is to restore Phillips 66 back to a high-performing organization, which is good for its investors, all the employees and the communities in which you live and operate.

(0:44): That said, if you support the direction and performance of the company under the current leadership, you should by all means support the company's nominees.

(0:55): However, if you have concerns about the direction and performance of the company and see the potential that we see, vote for my fellow nominees and me using the gold card, and we will put this company on more stable footing, bring back a winning mindset at Phillips 66 and restore a culture where hard work and positive results are not only appreciated but are rewarded.

(1:23): Rest assured, your ballot will be confidential.

(1:27): No one from the company can and will be able to see how you voted.

(1:33): We've heard from many Phillips employees who are for a different future, and that is exactly what we hope to deliver.

(1:41): Thank you for your time.

Gregory Goff Audio Message Transcript

(0:00): Hello, my name is Greg Goff, and I worked at ConocoPhillips for almost 30 years.

(0:06): During that time, I had the opportunity to work in all parts of the company and spent a considerable amount of time in the refining business, which today is mostly Phillips 66.

(0:19): And I know that most of you have retired from the company after a long career where you devoted a big part of your life to working in the company.

(0:28): And at one time, Phillips 66 was actually a great company and performed at a very high level, but over the last few years, the performance of the company has suffered considerably, and it is really time to restore the company back to its state as a top performing company in the industry.

(0:47): And there is this opportunity today to be able to drive the necessary change in the company.

(0:54): I'm asking you to back the Elliott nominees for the board of Phillips 66.

(1:01): On May 21st, there is the opportunity to vote for four new nominees to the board of Phillips 66.

(1:09): That can have a significant impact and drive the necessary changes to restore Phillips 66 to its strong industry-leading performance of years past.

(1:20): Those nominees will be able to serve a very critical function in corporate governance to help the company move forward in a very expeditious and positive way.

(1:34): I'm asking you today to vote for the gold card, which supports the four nominees that have been put forward by Elliott Management.

(1:44): And for those employees who currently work in the company and see the need for change, you also should take this opportunity to support the Elliott nominees, and that is done on a confidential basis, so you have no concerns about anyone being aware of how you voted.

(2:02): So please take advantage of this opportunity to drive the necessary changes by voting on May 21st.

(2:09): Thank you.

Item 4: Also on May 16, 2025, Elliott posted materials to Streamline66.com, copies of which are attached hereto in Exhibit 99.1 and incorporated herein by reference.